SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 16, 1996


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
- --------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 5.  Other Events
- ---------------------

     On August 16, 1996, Smith Corona Corporation signed a stock purchase agreement with MaraFund, Ltd., a New York-based investment firm, for the sale of 15 percent of the new common stock in the reorganized company for $5 million. This would have boosted unsecured creditor cash recoveries from $10.3 million to $15.3 million. The stock purchase agreement also allows MaraFund to obtain an additional 70 percent of the stock in the reorganized company for an additional $15 million, provided that the full stock subscription was completed by August 31, 1996.

     On August 27, 1996, Smith Corona terminated its stock purchase agreement with MaraFund, Ltd. due to MaraFund's failure to meet its contractual obligations under the agreement.

     Prior to terminating the stock purchase agreement, Smith
Corona had received Bankruptcy Court approval to extend the schedule for voting and confirming the Plan of Reorganization as follows:

     - Mailing of the company's Disclosure Statement and ballots for voting on the Plan will occur on or before September 16, 1996

     - Ballots will be due on October 18, 1996

     - Confirmation hearing will take place on October 31, 1996


     Smith Corona filed under Chapter 11 of the Bankruptcy Code on July 5, 1995, and its Disclosure Statement was approved on July 16, 1996.

     Copies of the August 16, 1996 press release and the August 27, 1996 press release announcing the above events are attached hereto as exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.
                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: September  , 1996      SMITH CORONA CORPORATION



                              By: /S/ John A. Piontkowski
                                  John A. Piontkowski
                                  Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial
                                    Officer)

                              By: /s/ Martin D. Wilson
                                   Martin D. Wilson
                                   Vice President/Controller
                                   (Principal Accounting Officer)

                     INDEX TO EXHIBITS


Exhibit No.                           Description
- -----------                           -----------

  99.1                                News Release
  99.2                                News Release